                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /   Preliminary Proxy Statement
/ /   Confidential, for Use of the Commission Only
          (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/ /   Definitive Additional Materials
/ /   Soliciting Material under Rule 14a-12

                            WOODWARD GOVERNOR COMPANY
                (Name of Registrant as Specified In Its Charter)


                        --------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/       No fee required.
/ /       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11
          1)  Title of each class of securities to which transaction applies:
          2)  Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4)  Proposed maximum aggregate value of transaction:
          5)  Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)  Amount Previously Paid:
          2)  Form, Schedule or Registration Statement No.:
          3)  Filing Party:
          4)  Date Filed:

December 6, 2002


Dear Shareholder Member:

You are cordially invited to attend the Company's annual meeting at 10:00 a.m., local time, on Wednesday, January 22, 2003, in the Auditorium of Northern Illinois University Rockford located at 8500 East State Street, Rockford, Illinois. Registration for the meeting will be in the foyer of the facility. We invite you to join members of our management team for an informal social period from 9:00 a.m. to 9:45 a.m. The formal meeting will begin promptly at 10:00 a.m.

Parking is available on site. A map is located on the back of this proxy statement.

Please complete and return your proxy card or vote via telephone or the Internet as soon as possible regardless of whether or not you plan to attend.


Sincerely yours,

WOODWARD GOVERNOR COMPANY


John A. Halbrook
Chairman, Board of Directors


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, January 22, 2003

10:00 a.m.

NIU-Rockford

8500 East State Street

Rockford, Illinois


THE PURPOSE OF OUR ANNUAL MEETING IS TO:

      1.  Elect four directors to serve for a term of three years each;

      2. Consider and act upon a proposal to adopt the Woodward Governor Company Executive Benefit Plan;

      3.  Consider and act upon a shareholder proposal; and

      4.  Transact other business that properly comes before the meeting.

Shareholders who owned Woodward stock at the close of business on November 25, 2002, are entitled to vote at the meeting.

By Order of the Board of Directors,

WOODWARD GOVERNOR COMPANY


Carol J. Manning
Corporate Secretary


December 6, 2002


YOUR VOTE IS IMPORTANT
Even if you plan to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope, or vote via telephone or the Internet as soon as possible. Prompt response is helpful and your cooperation will be appreciated.

Table of Contents

                      About the Annual Meeting and Voting.............................................6

                      Board of Directors..............................................................7

                      Board Meetings and Committees...................................................9

                      Share Ownership of Management..................................................11

                      Section 16(a) Beneficial Ownership Reporting Compliance........................11

                      Persons Owning More than Five Percent of Woodward Stock........................12

                      Common Stock Performance.......................................................12

                      Compensation Committee Report on Executive Compensation........................13

                      Executive Compensation.........................................................14

                      Stock Options..................................................................16

                      Long-Term Management Incentive Compensation Plan Awards........................17

                      Audit Committee Report to Shareholders.........................................17

                      Proposal 2--Approval of the Woodward Governor Company Executive Benefit Plan...18

                      Proposal 3--Shareholder Proposal ..............................................19

                      Independent Public Accountants.................................................20

                      Shareholder Proposals..........................................................20

                      Other Matters..................................................................20

Annual Report on Form 10-K

                         YOU MAY OBTAIN A FREE COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2002, INCLUDING SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE CONTACT CAROL MANNING, CORPORATE SECRETARY, WOODWARD, P.O. BOX 7001, ROCKFORD, ILLINOIS 61125-7001 OR EMAIL investorrelations@woodward.com. THIS REPORT IS ALSO AVAILABLE AT www.woodward.com.


About the Annual Meeting and Voting

                         Our Board of Directors is soliciting your proxy to vote at our annual meeting of shareholder members (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting.

                         We began mailing this proxy statement and the enclosed proxy card on or about December 6, 2002, to all shareholders entitled to vote. The Woodward Governor Company Annual Report, which includes our financial statements, is being sent with this proxy statement.

                         Shareholders who owned Woodward common stock at the close of business on the record date, November 25, 2002, are entitled to vote at the meeting. As of the record date, there were 11,334,146 shares outstanding.

                         Each share of Woodward common stock that you own entitles you to one vote, except for the election of directors. Since four directors are standing for election, you will be entitled to four director votes for each share of stock you own. Of this total, you may choose how many votes you wish to cast for each director.

                         Woodward offers shareholders the opportunity to vote by mail, by telephone, or via the Internet. Instructions to use these methods are set forth on the enclosed proxy card.

                         If you vote by telephone or via the Internet, please have your proxy or voting instruction card available. The control number that appears on your card is necessary to verify your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned the card by mail. Voting by telephone and via the Internet are valid proxy voting methods under Delaware law and Woodward Bylaws.

                         If you properly fill in your proxy card and send it to us in time to vote, one of the individuals named on your proxy card (your "proxy") will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

                         - "FOR" the election of the Board's nominees to the Board of Directors;

                         - "FOR" the proposal to adopt the Woodward Governor Company Executive Benefit Plan; and

                         -    "AGAINST" the shareholder proposal.

                         If any other matter is presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

                         You may revoke your proxy by:

                         - sending in another signed proxy card with a later date,

                         - notifying our Secretary in writing before the meeting that you have revoked your proxy, or

                         -    voting in person at the meeting.

                         If you want to give your written proxy to someone other than individuals named on the proxy card:

                         - cross out the individuals named and insert the name of the individual you are authorizing to vote, or

                         - provide a written authorization to the individual you are authorizing to vote along with your proxy card.

                         A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, at the meeting of holders of shares representing a majority of the votes of the common stock entitled to vote constitutes a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he or she is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

                         Directors are elected by a plurality vote of shares present at the meeting, meaning that the four director nominees receiving the most votes will be elected.

                         Other action is by an affirmative vote of the majority of shares present at the meeting. Abstentions and broker non-votes will be treated as unvoted in matters other than director elections.

Board of Directors

STRUCTURE                Our Board of Directors is divided into three classes
                         for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

                         Directors elected at the 2003 Annual Meeting of Shareholders will hold office for a three-year term expiring in 2006 or when their successors are elected. Other directors are not up for election at this meeting and will continue in office for the remainder of their terms.

                         If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board.

  PROPOSAL 1--ELECTION OF DIRECTORS

Directors Standing for Election at This Meeting for Terms Expiring In 2006:

                         J. Grant Beadle
                         Age:     69

                         Retired Chairman and Chief Executive Officer of Union Special Corporation, a manufacturer of industrial sewing machines. Other directorships: William Blair Mutual Funds, Inc., and each of the eleven related mutual funds. Mr. Beadle has been a director of the Company since 1988.

                         Paul Donovan
                         Age:     55

                         Executive Vice President and Chief Financial Officer of Wisconsin Energy Corporation, a holding company with subsidiaries in utility and non-utility businesses, including electric and natural gas energy services, pump manufacturing, waste-to-energy and real estate businesses. Other directorships: AMCORE Financial, Inc. and Solutia, Inc. Mr. Donovan has been a director of the Company since 2000.

                         Lawrence E. Gloyd
                         Age:     70

                         Chairman Emeritus and retired Chairman and Chief Executive Officer of CLARCOR Inc., a manufacturer of filtration and consumer packaging products. Other directorships: CLARCOR Inc., Genlyte Thomas Group LLC and Thomas Industries, Inc. Mr. Gloyd has been a director of the Company since 1994.

                         J. Peter Jeffrey
                         Age:     69

                         Retired Vice President of Development at Father Flanagan's Boys' Home. Mr. Jeffrey has been a director of the Company since 1981.


    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PRESENTED IN
                                   PROPOSAL 1.


Directors Remaining in Office Until 2005:

                         John A. Halbrook
                         Age:     57

                         Chairman and Chief Executive Officer of the Company. Other directorships: AMCORE Financial, Inc. Mr. Halbrook has been a director of the Company since 1991.

                         Rodney O'Neal
                         Age:     49

                         Executive Vice President of Delphi Automotive Systems, a world leader in mobile electronics, transportation components and systems technology, and President of the Safety, Thermal & Electrical

                         Architecture Sector. Mr. O'Neal has been a director of the Company since 1999.

                         Mary L. Petrovich
                         Age:     39

                         Chief Executive Officer of AxleTech International, a supplier of off-highway and specialty vehicle drivetrain systems and components. Ms. Petrovich was elected a director of the Company by the Board of Directors on July 24, 2002.

                         Michael T. Yonker
                         Age:     60

                         Retired President and Chief Executive Officer of Portec, Inc., which had operations in the construction equipment, materials handling and railroad products industries. Other directorships: Modine Manufacturing Company, Inc. and EMCOR Group, Inc. Mr. Yonker has been a director of the Company since 1993.

Directors Remaining in Office Until 2004:

                         John D. Cohn
                         Age:     48

                         Senior Vice President Strategic Development and Communications of Rockwell Automation, Inc., a global industrial automation provider of power, control, and information solutions. Mr. Cohn was elected a director of the Company by the Board of Directors on July 24, 2002.

                         Michael H. Joyce
                         Age:     62

                         President and Chief Operating Officer of Twin Disc, Incorporated, a designer and manufacturer of heavy-duty transmission equipment. Other directorships: Twin Disc, Incorporated and The Oilgear Company. Mr. Joyce has been a director of the Company since 2000.

                         James R. Rulseh
                         Age:     47

                         Group Vice President of Modine Manufacturing Company, a specialist in thermal management products, bringing heating and cooling technology to diversified markets. Mr. Rulseh was elected a director of the Company by the Board of Directors on April 24, 2002.

Board Meetings and Committees

                         The Board of Directors met five times during 2002; all incumbent directors attended more than 75 percent of the aggregate of the total meetings of the Board of Directors and all committees of the Board on which they served.

                         All actions by committees are reported to the Board at the next scheduled meeting. No legal rights of third parties may be affected by Board revisions.

Committee Membership

                                                                                                       Nominating
                                  Name                Audit         Compensation      Executive      and Governance
                         ----------------------------------------------------------------------------------------------
                         J. Grant Beadle                n                n                n                n*
-----------------------------------------------------------------------------------------------------------------------
                         John D. Cohn
-----------------------------------------------------------------------------------------------------------------------
                         Paul Donovan                   n                n
-----------------------------------------------------------------------------------------------------------------------
                         Lawrence E. Gloyd                               n                n
-----------------------------------------------------------------------------------------------------------------------
                         John A. Halbrook                                                 n*
-----------------------------------------------------------------------------------------------------------------------
                         J. Peter Jeffrey               n*
-----------------------------------------------------------------------------------------------------------------------
                         Michael H. Joyce                                                                  n
-----------------------------------------------------------------------------------------------------------------------
                         Rodney O'Neal                                   n
-----------------------------------------------------------------------------------------------------------------------
                         Mary L. Petrovich
-----------------------------------------------------------------------------------------------------------------------
                         James R. Rulseh
-----------------------------------------------------------------------------------------------------------------------
                         Michael T. Yonker              n                n*               n

                       * chairman

AUDIT COMMITTEE          The Audit Committee oversees and monitors management's
                         and the independent public accountants' participation in the financial reporting process. The Committee operates under a Charter, which was attached to the proxy statement for the annual meeting of shareholders held January 24, 2001, that more fully describes the responsibilities of the Committee. Consistent with Nasdaq's independent director and Audit Committee listing standards, and in accordance with the Committee charter, all members of the Audit Committee are independent directors. The Committee held four meetings during 2002.

COMPENSATION COMMITTEE   The Compensation Committee recommends the base
                         compensation of Woodward's officers and key personnel, and evaluates the performance of and reviews the results of the annual member evaluation for those individuals. The Committee administers the Company's
                         Long Term Incentive Compensation Plan and the 2002
                         Stock Option Plan, determining and taking all action, including granting of all incentives and/or stock options to eligible worker members, in accordance with the terms of the Plans. The Committee held three meetings during 2002.

EXECUTIVE COMMITTEE      The Executive Committee exercises all the powers and
                         authority of the Board of Directors in the management of the business when the Board is not in session and when, in the opinion of the Chairman, the matter should not be postponed until the next scheduled Board meeting. The Committee may declare cash dividends. The
                         Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation or recommending the sale, lease, or exchange of substantially all of Woodward's assets. The Committee held one meeting during 2002.

NOMINATING AND           The Nominating and Governance Committee recommends
GOVERNANCE COMMITTEE     qualified individuals to fill any  vacancies on the
                         Board and develops and administers the Company's
                         Corporate Governance guidelines. The Committee held three meetings during 2002.

                         No procedures have been established for the Nominating and Governance Committee to consider nominees recommended by shareholder members.

LEAD DIRECTOR            In addition to the above standing committees, Mr. Gloyd
                         serves as "Lead Director." The Lead Director chairs a separate meeting of the outside directors prior to each regularly scheduled Board meeting. Topics discussed are at the discretion of the outside directors. The Lead
                         Director then meets with the Chairman and Chief
                         Executive Officer to discuss the minutes of such meetings.

DIRECTOR QUALIFICATIONS  The Company's Bylaws provide that:

                         - each director shall retire on September 30th following his or her seventieth birthday unless approved otherwise by the Board,

                         - no person may serve as a director unless he or she agrees to be guided by the philosophy and concepts expressed in Woodward's Constitution, and

                         - Woodward must receive adequate notice regarding nominees for directors. A copy of the notice requirement in Section 2.8 is attached as Exhibit A.

DIRECTOR COMPENSATION    We do not pay directors who are also Woodward officers
                         additional compensation for their service as directors.
                         In 2002, compensation for non-employee directors included the following:

                         -    a monthly retainer of $2,000

                         - Board and Committee members receive $1,000 for each meeting attended

                         - Committee chairmen receive $1,500 for each Committee meeting attended

                         -    expenses of attending Board and Committee meetings

                         - award of options in January 2002 to purchase 1,000 shares of Woodward Governor Company common stock; options vest after one year

                         Pursuant to Outside Director Stock Purchase Agreements entered into by Mr. Donovan, Mr. Joyce, and Mr. Rulseh, we sold Treasury Shares at the closing price on the dates of purchase. In payment of the purchase price, non-interest bearing notes were signed and will be repaid by application of each director's monthly retainer. The largest amount of indebtedness outstanding during the year and the amount outstanding at November 20, 2002, were: Mr. Donovan, $87,433/$61,283; Mr. Joyce, $87,282/$61,282; and
                         Mr. Rulseh, $119,963/$105,963.

Share Ownership of Management

DIRECTORS AND EXECUTIVE  The following table shows how much Woodward common
OFFICERS stock is owned, as of November 20, 2002, by each director, each executive officer named in the Summary Compensation table, and all directors and executive officers as a group.

                                                        Ownership of Common Stock
                         -----------------------------------------------------------------------------------------
                         Non-Employee Directors                                 Number              Percent
                         -----------------------------------------------------------------------------------------
                          J. Grant Beadle                                      6,956(2)               0.06
                         -----------------------------------------------------------------------------------------
                          John D. Cohn                                             0                  0.00
                         -----------------------------------------------------------------------------------------
                          Paul Donovan                                         2,502(2)               0.02
                         -----------------------------------------------------------------------------------------
                          Lawrence E. Gloyd                                    7,492(2)               0.07
                         -----------------------------------------------------------------------------------------
                          J. Peter Jeffrey                                     7,524(2)               0.07
                         -----------------------------------------------------------------------------------------
                          Michael H. Joyce                                     3,792(2)               0.03
                         -----------------------------------------------------------------------------------------
                          Rodney O'Neal                                        5,553(2)               0.05
                         -----------------------------------------------------------------------------------------
                          Mary L. Petrovich                                        0                  0.00
                         -----------------------------------------------------------------------------------------
                          James R. Rulseh                                      1,692                  0.01
                         -----------------------------------------------------------------------------------------
                          Michael T. Yonker                                    7,036(2)               0.06
                         -----------------------------------------------------------------------------------------
                          Named Executive Officers
                         -----------------------------------------------------------------------------------------

                          Stephen P. Carter                                   87,547(1)               0.77
                         -----------------------------------------------------------------------------------------
                          Ronald E. Fulkrod                                   39,428(1)               0.35
                         -----------------------------------------------------------------------------------------
                          Thomas A. Gendron                                   48,394(1)               0.43
                         -----------------------------------------------------------------------------------------
                          John A. Halbrook                                   278,210(1)               2.45
                         -----------------------------------------------------------------------------------------
                          C. Phillip Turner                                  109,300(1)               0.96
                         -----------------------------------------------------------------------------------------
                          All directors and executive officers as a group    613,801(1)               5.42
                         -----------------------------------------------------------------------------------------

                         1) Includes the maximum number of shares which might be deemed to be beneficially owned under rules of the Securities and Exchange Commission. Includes options to purchase shares of common stock as follows: Mr. Carter 82,210; Mr. Fulkrod 27,582; Mr. Gendron 45,074; Mr. Halbrook 262,825; and Mr. Turner 83,408. Also includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Member Investment and Stock Ownership Plan. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.

                         2) Includes options granted in 2001 to purchase 1,000 shares of common stock granted under the Long-Term Incentive Compensation Plan to members of the Board of Directors who are not also worker members.

SHARE OWNERSHIP          In 1998 the Board of Directors established share
GUIDELINES               ownership guidelines for executive officers and
                         non-employee directors to align their interests and objectives with the Company's shareholders. These guidelines require that executive officers own shares with a value ranging from a minimum of two times annual salary for officers at the level of vice president to a minimum of four times annual salary for the Company's
                         Chairman and Chief Executive Officer. The guidelines also require that non-employee directors own shares with a value equal to five times annual retainer, to be reached within five years of election to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

                         Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") were filed on a timely basis.

Persons Owning More than Five Percent of Woodward Stock

                          As of November 20, 2002                               Ownership of Common Stock
                         ------------------------------------------------------------------------------------
                         Principal Holders                                       Number           Percent
                         ------------------------------------------------------------------------------------
                          Woodward Governor Company
                          Profit Sharing Trust
                          5001 North Second Street
                          Rockford, Illinois 61111                             1,669,130(1)         14.73
                         ------------------------------------------------------------------------------------
                          Royce & Associates, LLC
                          1414 Avenue of the Americas
                          New York, NY 10019                                   1,333,276(2)         11.76
                         ------------------------------------------------------------------------------------
                          T. Rowe Price Associates, Inc.
                          100 East Pratt Street
                          Baltimore, Maryland 21202                              738,400(3)          6.51
                         ------------------------------------------------------------------------------------

                         (1) Shares owned by the Woodward Governor Company Profit Sharing Trust are held in its Member Investment and Stock Ownership Plan (the "Plan"). Vanguard Fiduciary Trust serves as Trustee of the Profit Sharing Trust. Of the total shares held in the Profit Sharing Trust, 1,610,836 shares of common stock are allocated to participant accounts and the rest of the shares will be allocated to participants as the principal and interest on the current outstanding loan to the Plan are repaid. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received. The remaining shares in the Plan are voted by the Trustee as directed by the Plan's Administrative Committee. In the event of a tender or exchange offer, participants have the right individually to decide whether to tender or exchange shares in their account. The Plan directs the Trustee to tender or exchange all allocated shares for which no timely instructions are received in the same proportion as the allocated shares with respect to which it does receive directions. The remaining unallocated shares are tendered or exchanged by the Trustee as directed by the Plan's Administrative Committee.

                         (2) Royce & Associates, LLC has advised the Company that it has sole investment power and sole voting power for the entire holding.

                         (3) T. Rowe Price Associates, Inc. has advised the Company that it has sole dispositive power for the entire holding of 738,400 shares and has sole voting power for 232,200 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Common Stock Performance

                         The following Performance Graph compares Woodward's cumulative total return on its common stock for a five-year period (years ended September 30, 1998 to September 30, 2002) with the cumulative total return of the S&P SmallCap 600 Index and the S&P Industrial Machinery Index.

  TOTAL RETURN TO SHAREHOLDERS

   Description                    1997         1998          1999          2000           2001           2002
  Woodward Governor Company     $ 100.00     $ 67.88       $  76.49      $ 141.42       $ 156.33       $ 155.59

  S&P SmallCap 600              $ 100.00     $ 81.33       $  95.59      $ 118.70       $ 106.10       $ 104.20

  S&P Industrial Machinery      $ 100.00     $ 90.16       $ 141.31      $ 139.71       $ 125.47       $ 139.67

                         The graph assumes that the value of the investment in Woodward's Common Stock and each index was $100 on September 30, 1997 and that all dividends were reinvested.

Compensation Committee Report on Executive Compensation

The goal of the Compensation Committee (the "Committee") is to establish and administer a compensation program that will (1) offer competitive compensation to attract, retain, and motivate a high-quality senior management team, and (2) link total annual cash compensation to individual performance. The Committee believes proper administration of such a program will result in development of a management team that embraces the best long-term interests of Woodward and its shareholders.

To accomplish this goal, the Committee, comprised entirely of independent directors, structures total compensation packages comprised of base salary, short-term and long-term incentive compensation, and stock options.

Market-based compensation recognizes experience and competence level as determined through salary surveys; this process establishes base salary and target incentive (variable) compensation for the individual. Woodward's stock performance is not specifically considered in determining base salary or any incentive compensation.

Compensation Structure and Components

-     individuals are assigned to salary grade ranges based upon their position

- base salary is set within the range based upon actual job responsibilities, performance, and experience in the job

- annual incentive compensation targets of at least 15 percent, but not more than 70 percent, of base salary are established

-     incentive compensation targets are tied to salary grade

Base Salary

Base salary and annual rate adjustments are based on individual performance, experience, responsibilities, management and leadership abilities, and executive compensation reviews prepared by outside compensation consultants.

Annual Incentive Compensation

Annual cash incentives are based on overall financial performance of the Company or individual groups or operating units, achievement of short-term objectives, and direct individual performance. If certain minimum target results are not achieved, no annual incentive will be paid. If targeted levels are attained, annual incentive levels range from 15 percent to 70 percent of base salary. Participants have an opportunity to significantly increase their annual incentive compensation above targeted levels for outstanding performance.

Stock Options

The Woodward Governor Company 2002 Stock Option Plan (the "Stock Option Plan") was established to further Woodward's long-term growth and profitability by offering long-term incentives to certain key management worker members and directors who are not worker members. By providing an equity position in the Company, the Compensation Committee believes that participants' interests will be better aligned with those of the Company's shareholders.

The Stock Option Plan authorizes awards of both incentive and nonqualified stock options to worker members and nonqualified stock options to independent directors. Management makes recommendations to the Committee on the size of grant, if any, for each participant. The option price of the shares is determined at the date of the grant and will not be less than the fair market value as quoted on the Nasdaq National Market on that date.

In fiscal 2002, thirty worker members and nine independent directors were granted options under the Stock Option Plan.

Long-Term Management Incentive Compensation Plan

In fiscal 2000, the Company established a long-term, performance-based compensation plan. Eligibility is limited to a few top-level executives, currently five individuals, as determined by the Compensation Committee. The Committee sets long-term performance goals and confirms attainment or lack thereof. The performance goals are established to encourage consistent, sustainable growth and are measured over three-year cycles.

Long-term cash award opportunities are determined at the beginning of each performance cycle and are based on goals associated with:

-     average annual growth in earnings per share

-     average annual return on invested assets

A target award is established for each eligible executive based upon salary grade ranging from 40 percent to 50 percent of base salary. A threshold level of performance is established below which the executive receives no incentive award. Once threshold performance is achieved, the executive receives a minimum award equal to 5 percent to 10 percent of the target award. Above threshold performance, the award increases proportionally until target performance is achieved. The award opportunity continues to increase for above-target performance to a practical maximum of 200 percent of the target award.

Compensation of the Chairman and Chief Executive Officer

Mr. Halbrook's base salary of $519,135 was determined in the same manner as for all other executive officers. For fiscal 2002, no annual incentive compensation was awarded to Mr. Halbrook. This determination was entirely based on earnings per share growth, which was lower than in fiscal 2001.

Under the Stock Option Plan, Mr. Halbrook was awarded options in fiscal year 2003 to purchase 25,000 shares of Woodward common stock.

Mr. Halbrook also participates in the Long-Term Management Incentive Compensation Plan. Mr. Halbrook received $399,740 for the three-year period ended September 30, 2002. The amount of future incentive awards will be determined at the end of each subsequent three-year period based on achievement of performance goals.

Compensation Committee:  Michael T. Yonker, chairman      J. Grant Beadle
                         Paul Donovan                     Lawrence E. Gloyd
                         Rodney O'Neal

Executive Compensation

The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation paid to John A. Halbrook, Woodward's Chairman and Chief Executive Officer, and to each of the other four most highly compensated executive officers.

Summary Compensation

                                                             Long-Term Compensation
                          Annual Compensation                        Awards                 Payouts

                                                       Other       Securities                 LTIP
                                                       Annual      Underlying                   PayoutsAll Other
 NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUS(1)   COMPENSATION(2)    OPTIONS[#]       [$](3)       COMPENSATION(4)
-----------------------------------------------------------------------------------------------------------------------------------
 John A. Halbrook                 2002   $ 519,135  $      --           --            50,000       $ 399,740        $ 54,066
  Chairman and                    2001     518,066    582,870           --            40,000         403,830          53,439
  Chief Executive Officer         2000     486,218    471,135           --            35,000              --          49,988
-----------------------------------------------------------------------------------------------------------------------------------
 Thomas A. Gendron                2002     266,317         --           --            20,000         122,269          29,110
  President and                   2001     263,732    262,293           --            13,000         125,258          29,312
  Chief Operating Officer         2000     180,666    167,765           --             8,000              --          20,658
-----------------------------------------------------------------------------------------------------------------------------------
 C. Phillip Turner                2002     280,356     71,963           --            10,000         176,008          35,323
  Vice President                  2001     279,979    398,021           --             5,000         167,184          35,266
  Aircraft Engine Systems         2000     267,647     46,167           --            15,000              --          33,649
-----------------------------------------------------------------------------------------------------------------------------------
 Ronald E. Fulkrod                2002     266,411     25,000           --             3,000         128,674          33,566
  Vice President                  2001     266,411    162,350           --            13,000         121,277          34,981
                                  2000     194,801    162,432           --             8,000              --          25,432
-----------------------------------------------------------------------------------------------------------------------------------
 Stephen P. Carter                2002     236,205         --           --            15,000         148,138          26,841
  Vice President, Chief Financial 2001     235,859    230,000           --            10,000         150,480          26,879
  Officer and Treasurer           2000     225,104    138,515           --            13,000              --          25,641
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Includes annual incentive compensation.

(2) No executive officer received personal benefits valued at more than either 10 percent of cash compensation or $50,000.

(3) Amounts paid under the Long-Term Management Incentive Compensation Plan for the performance cycle ended September 30, 2002.

(4) Company contributions to the Member Investment and Stock Ownership Plan, Retirement Income Plan, and Unfunded Deferred Compensation Plans are as follows:

                        Member Investment and                                                        Unfunded Deferred
                         Stock Ownership Plan                 Retirement Income Plan                 Compensation Plans
-----------------------------------------------------------------------------------------------------------------------------------
  OFFICER          2002         2001        2000         2002         2001         2000         2002        2001        2000
-----------------------------------------------------------------------------------------------------------------------------------
  Halbrook       $ 15,500     $ 13,750    $ 13,750     $ 11,200     $  9,350     $  9,180     $ 27,366    $ 30,339    $ 27,058
-----------------------------------------------------------------------------------------------------------------------------------
  Gendron          15,449       14,208      13,058        9,800        8,160        7,599        3,861       6,944           0
-----------------------------------------------------------------------------------------------------------------------------------
  Turner           15,305       13,909      13,877       15,800       13,260       13,090        4,218       8,096       6,682
-----------------------------------------------------------------------------------------------------------------------------------
  Fulkrod          15,041       15,191      13,052       15,800       13,260       12,380        2,725       6,530           0
-----------------------------------------------------------------------------------------------------------------------------------
  Carter           15,250       13,947      13,917       10,600        8,840        8,670          991       4,092       3,055
-----------------------------------------------------------------------------------------------------------------------------------

Under a plan closed in 1971, Mr. Fulkrod and Mr. Turner are eligible for an annual benefit of $283 at normal retirement.

Transitional Compensation Agreements

Woodward approved new transitional compensation agreements with Messrs. Halbrook, Carter, and Gendron in November 2002 that become operative only upon a change in control or other specified event. For purposes of these agreements, a change in control occurs if:

- any person, entity, or group (with certain exceptions) becomes the beneficial owner of 15 percent or more of the outstanding shares of Woodward common stock; or

- there is a change in a majority of the Board during any two-year period other than by election or nomination by a vote of two-thirds of the Board members as of the beginning of the period; or Woodward's shareholders approve a merger, consolidation, sale of assets or share exchange resulting in our shareholders owning less than 51 percent of the combined voting power of the surviving corporation following the transaction; or

-     our shareholders approve a liquidation or dissolution.

Following a change in control, Woodward will continue to employ the executive for a minimum period of two years in substantially the same position, for substantially the same compensation and benefits. If the executive's employment is terminated by Woodward (other than for cause or due to death or disability), or the executive terminates with good reason (as defined in the agreement), he or she receives an amount (payable in a lump sum) equal to 300 percent of each of (1) the executive's annual base salary, (2) highest annual bonus in the last three years, (3) highest long-term incentive compensation bonus in the last three years, and (4) the sum of the Retirement Savings Plan and Executive Benefit Plan annual contributions made or credited for the benefit of the executive. Member benefits shall be continued at Woodward's expense for a period of three years after the date of termination. Outplacement services will be provided at Woodward's expense as well as tax preparation services for the executive's taxable year in which the termination occurred.

If the benefits and amount payable to the executives are subject to federal excise tax, the executive officers will also be entitled to receive an additional payment so they will receive (on a net basis) the same amount they would have received absent the applicability of the excise tax.

Stock Options

The following table shows stock options granted during fiscal 2002 under the Woodward Governor Company 2002 Stock Option Plan (formerly the 1996 Long-Term Incentive Compensation Plan) to the individuals named in the Summary Compensation Table:

Option Grants in Last Fiscal Year

Individual Grants

                                                    % of                                     Potential Realizable Value at Assumed
                             Number of          Total Options                                     Annual Rates of Stock Price
                       Securities Underlying     Granted to       Exercise                      Appreciation For Option Term(3)
                          Options Granted       Employees in       Price         Expiration
   Name                        (1)               Fiscal Year        (2)             Date              5%($)           10%($)
-----------------------------------------------------------------------------------------------------------------------------------
  John A. Halbrook            50,000                28.01%        $ 49.00        10/01/2011       $ 1,540,792       $ 3,904,669
-----------------------------------------------------------------------------------------------------------------------------------
  Thomas A. Gendron           20,000                11.20           49.00        10/01/2011           616,317         1,561,868
-----------------------------------------------------------------------------------------------------------------------------------
  C. Phillip Turner           10,000                 5.60           49.00        10/01/2011           308,158           780,934
-----------------------------------------------------------------------------------------------------------------------------------
  Ronald E. Fulkrod            3,000                 1.68           49.00        10/01/2011            92,448           234,280
-----------------------------------------------------------------------------------------------------------------------------------
  Stephen P. Carter           15,000                 8.40           49.00        10/01/2011           462,238         1,171,401
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Consists of non-qualified options issued for a ten-year term.

(2) Closing price of common stock as reported on the Nasdaq National Market as of the date of grant.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table provides information on option exercises in 2002 by the individuals named in the Summary Compensation table and the value of their unexercised options at September 30, 2002.

                                                 Number of Securities            Value of
                                     Shares     Underlying Unexercised         Unexercised
   Acquired                           Value          Options at             In-the-Money Options
  on Exercise                       Realized      Fiscal Year-End(#)       at Fiscal Year-End ($)
 Name                                  (#)              ($)             Exercisable / Unexercisable   Exercisable / Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
  John A. Halbrook                      0                0                     241,575 /97,500          $ 5,165,678 / $ 563,890
----------------------------------------------------------------------------------------------------------------------------------
  Thomas A. Gendron                     0                0                     38, 074 /33,750              783,663 /   145,046
----------------------------------------------------------------------------------------------------------------------------------

  C. Phillip Turner                     0                0                      77,158 /21,250            1,688,719 /   190,804
----------------------------------------------------------------------------------------------------------------------------------
  Ronald E. Fulkrod                     0                0                      24,832 /16,750              541,753 /   145,046
----------------------------------------------------------------------------------------------------------------------------------
  Stephen P. Carter                     0                0                      75,210 /29,000            1,551,384 /   189,100

Equity Compensation Plan Information

                                                                          Number of Securities
   Number of Securities                                                  Remaining Available for
   to be Issued upon                              Weighted-Average        Future Issuance under
   Excercise of                                    Exercise Price of    Equity Compensation Plans
   Outstanding Options,                          Outstanding Options,     (excluding securities
 Plan Category                                   Warrents, and Rights     Warrents, and Rights      reflected in the first column)
----------------------------------------------------------------------------------------------------------------------------------
  Equity compensation plans                            1,045,218                 $ 34.36                       913,539
  approved by security holders(1)
----------------------------------------------------------------------------------------------------------------------------------
  Equity compensation plans                                    0                       0                             0
  not approved by security holders
----------------------------------------------------------------------------------------------------------------------------------
  Total                                                1,045,218                 $ 34.36                       913,539
----------------------------------------------------------------------------------------------------------------------------------

(1)   Consists of the 2002 Stock Option Plan

Long-Term Management Incentive Compensation Plan Awards

See "Compensation Committee Report on Executive Compensation" for a description of the Long-Term Management Incentive Compensation Plan (LTMIC). The following table shows, for the named executive officers, the calculated future payouts, if any, under the LTMIC for the three-year performance cycle that began in fiscal year 2002. Threshold amounts are the minimum amounts payable under the LTMIC provided that the minimum level of performance is achieved with respect to the pre-established performance objectives, measured in terms of the Company's cumulative earnings per share and return on average invested assets for the cycle. If such performance is not achieved, amounts will be zero.

Long-Term Incentive Plan Awards in Last Fiscal Year

   Number of                    Performance or      Estimated Future Payouts Under
   Shares,                       Other Period        Non-Stock Price-Based Plans
   Units, or                   Until Maturation
 Name                            Other Rights              or Payout                  Threshold         Target       Maximum
----------------------------------------------------------------------------------------------------------------------------------
 John A. Halbrook                     --                    3 years                   $  26,605       $ 259,562     $ 519,124
----------------------------------------------------------------------------------------------------------------------------------
 Thomas A. Gendron                    --                    3 years                      10,919         106,530       213,060
----------------------------------------------------------------------------------------------------------------------------------
 C. Phillip Turner                    --                    3 years                      11,495         112,146       224,292
----------------------------------------------------------------------------------------------------------------------------------
 Stephen P. Carter                    --                    3 years                       9,685          94,484       188,968
----------------------------------------------------------------------------------------------------------------------------------

Amounts shown in this table were calculated using the salaries for the named executive officers in the LTMIC as of the beginning of the performance period October 1, 2001 through September 30, 2004.

Audit Committee Report to Shareholders

Audit Committee Report

We recommended to the Board of Directors that the consolidated balance sheets of the Company at September 30, 2002 and 2001, and the related statements of consolidated earnings, shareholders' equity and cash flows of the Company for each of the three years ended September 30, 2002, be included in the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission for the year ended September 30, 2002. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with PricewaterhouseCoopers LLP, the independent public accountants who audited the financial statements.

We discussed with PricewaterhouseCoopers LLP the matters required to be discussed under Statement of Auditing Standards No. 61. We also discussed with PricewaterhouseCoopers LLP their independence, received from them the written disclosures and the letter required by Independence Standards Board Standard No. 1, and considered whether the provision of services other than audit services (the fees for which are disclosed in the table that follows) is compatible with maintaining their independence.

Audit Committee:         J. Peter Jeffrey, chairman        J. Grant Beadle
                         Paul Donovan                      Michael T. Yonker

Fees Paid to PricewaterhouseCoopers LLP for Services in Fiscal Year 2002

           Audit Fees                                                     $ 512,846

           Financial Information Systems Design and Implementation Fees   $      --

           All Other Fees                                                 $ 530,485

  PROPOSAL 2--APPROVAL OF THE WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN

As part of its overall compensation program, Woodward has maintained various nonqualified deferred compensation plans for key executives since 1984. In January 2001, the Company merged and combined two active plans into one single plan, the Woodward Governor Company Executive Benefit Plan (the "Plan"), in order to facilitate administration.

In July 2002, it was determined it would be in the best interests of the Company and the shareholders to establish a Rabbi Trust to hold shares of Company common stock equal to the number of hypothetical shares held in the Plan with respect to the deemed investment alternative in Company common stock and to make certain changes to the Plan with respect to that investment alternative. Considering the nature of the proposed changes, it was deemed appropriate to present the Plan, as amended, for formal adoption by the shareholders at the January 2003 Annual Meeting. In order to facilitate this process, the Board of Directors approved the required amendments pending shareholder approval.

The Plan was established to provide a comprehensive and competitive compensation program to attract and retain certain key members, and is intended to encourage additional savings by key executives who are otherwise unable to take full advantage of other Company-sponsored savings plans.

The Plan is set forth in Exhibit B. Key features of the Plan include:

- make-up contributions for eligible members whose company contributions are restricted by IRS limitations;

-     deferral of up to 50 percent of base salary for a Plan year;

-     deferral of up to 100 percent of incentive compensation for a Plan year;

- options to direct contributions in various hypothetical investment funds, including a Company stock fund; and

- balances backed only by the Company's promise to pay and secondary to general creditors in the event of insolvency.

Administration

The Plan will be administered by the Compensation Committee or such other individual or committee appointed and delegated by the Board in accordance with the provisions of the Plan.

Participation

The Administrator shall select those members eligible to participate in the Plan as consistent with accomplishing the purposes of the Plan.

Other Information

The Board may amend the Plan as it deems advisable, except that it may not amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with any requirement of applicable law or regulation.

The Board believes it is in the best long-term interests of both shareholders and worker members of the Company to maintain a progressive deferred compensation plan in order to attract and retain the services of outstanding personnel and to encourage such personnel to have a greater financial investment in the Company by allowing such personnel to diversify all or a portion of their deferred compensation into a phantom stock account.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
    WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN PRESENTED IN PROPOSAL 2.

  PROPOSAL 3--SHAREHOLDER PROPOSAL

Mr. Gerald English, owner of 500 shares and a former Woodward member, has proposed the following resolution for action at the meeting and has furnished the following statement in support of his proposal. The Company will provide the mailing address for the proponent of this proposal promptly upon receipt of a request.

      "Resolved
      'THAT THE SHAREHOLDERS OF WOODWARD GOVERNOR COMPANY REMOVE ALL THE POISON PILL TAKE OVER PROVISIONS THAT HAVE BEEN PUT IN PLACE. THE BOARD SHOULD TAKE THE NECESSARY STEPS TO REVERSE THE PROTECTIVE INITIATIVES, WHICH WERE ADOPTED STARTING IN THE 1980'S.'

      Reasons:
          Many companies are finding out that Poison Pill provisions do not protect the shareholders value. In fact it does quite the opposite, if we need more protection than the free market provides then we become isolationists, and yes, we may have something of value but if we can't sell it to anyone then the value goes down. The SEC has enough rules to govern takeovers. By adding more rules we change the free market system, the price of our shares and the willingness of shareholders to trade them should be enough of a deterrent to takeovers. These extra rules tend to clutter the free market and make investors less welcome.

          This is simply a supply and demand problem to have these provisions in our by-laws is discriminating to some sectors of the world. Even thou wealth may be a small minority of the population and it is not yet illegal to discriminate against them, we are being punished for the act by a smaller demand for our securities. Smaller demand may reflect in the price.

      "IF YOU AGREE, PLEASE MARK YOUR PROXY FOR THIS RESOLUTION.' "

Response by the Board of Directors

The Board believes that the Woodward Governor Company Rights Plan Agreement (the "Rights Plan") is in the best interests of the shareholders and unanimously recommends that you vote against this proposal.

Over 2,000 shareholder rights plans have been adopted by the boards of directors of public companies. These boards, including the Company's, agree that rights plans are effective tools to protect the best interests of all shareholders by encouraging potential acquirors to negotiate directly with the shareholder-elected boards of directors. The Board's fiduciary duty to shareholders is to evaluate any bona fide acquisition offer presented to the Board and to determine whether such offer is in the best interests of, and will deliver full value to, all shareholders. The purpose of the Rights Plan is to strengthen the Board's ability, in the exercise of those fiduciary duties, to protect and maximize the value of the shareholders' investment in the Company in the event of an attempt to acquire control of the Company.

The Board believes that the Rights Plan provides major benefits to shareholders and enables the directors, as the shareholders' elected representatives, to protect the interests of the Company's shareholders in the event of an acquisition offer. The Rights Plan (1) strengthens the Board's bargaining position with a prospective bidder, (2) provides the Board adequate flexibility to negotiate the highest possible bid from a potential acquiror, and (3) gives the Board a greater period of time to evaluate all aspects of an acquisition offer. The Rights Plan also protects shareholders against partial and two-tiered tender offers and creeping stock accumulation programs, tactics that do not treat all shareholders fairly and equally.

Contrary to the proponent's implications, the Rights Plan is not intended to prevent, nor does it prevent, bidders from making offers to acquire the Company at a price and on terms that would be in the best interests of all shareholders. The Rights Plan does not prevent consideration of an attractive unsolicited offer, because the Board can redeem the rights and permit the offer to be accepted.

Pursuant to the Rights Plan, the rights will expire on January 17, 2006, unless such final expiration date is extended or unless the rights are earlier redeemed or exchanged by the Company. The Board of Directors, currently comprised of one employee director and ten non-employee directors, will continue to evaluate the merits and costs associated with the Rights Plan and redemption of the rights. A decision to extend the Rights Plan will be made by the Board in its sole discretion. The Board will also continue to consider the advice of experienced legal and financial advisors regarding the takeover climate and the Company's financial condition, and will take such actions as the Board determines to be in the best interests of shareholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. Approval of the proposal would not itself terminate the Rights Plan. Redemption of the existing rights would require Board approval, and implementation of a shareholder approval requirement for future shareholder rights plans would necessitate an amendment of the Company's Certificate of Incorporation, which requires both Board approval and approval by holders of at least 66-2/3 percent of the outstanding common stock of the Company.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

Independent Public Accountants

In 2002, PricewaterhouseCoopers LLP served as Woodward's independent public accountants. A representative from the firm is expected to attend the annual meeting and will have the opportunity to make a statement, if he or she desires to do so, and be available to answer appropriate questions. The appointment of independent public accountants for the fiscal year ending September 30, 2003, is currently expected to occur in April 2003 and will be determined by the Audit Committee of the Company. We expect PricewaterhouseCoopers LLP will be considered for reappointment.

Shareholder Proposals

If you want to submit a proposal for possible inclusion in our proxy statement for the 2004 Annual Meeting of Shareholders, you must ensure your proposal is received by us on or before August 8, 2003.

If you intend to present a proposal to shareholders, but do not want it included in the proxy statement, management's proxies for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of your proposal no later than October 22, 2003. Even if we receive proper notice before October 22, 2003, the proxies may still exercise their discretionary authority on the proposal by telling shareholders about the proposal and how they intend to vote on it, unless you solicit proxies for the proposal as required by Rule 14a-4(c)(2) under the Exchange Act.

Other Matters

Woodward is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail, but also may be made by telephone or in person. The Company has employed Morrow & Company to solicit proxies for the annual meeting from brokers, bank nominees, other institutional holders and certain individual shareholders. The Company has agreed to pay $6,500, plus the out-of-pocket expenses of Morrow & Company, for these services. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.

We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

By Order of the Board of Directors

WOODWARD GOVERNOR COMPANY


Carol J. Manning
Corporate Secretary


December 6, 2002


                         Exhibit A


Section 2.8 of the Bylaws Requiring Written Notice

SECTION 2.8. NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than those made by the Board of Directors shall be made by notice in writing, delivered or mailed by registered or certified United States mail, return receipt requested, postage prepaid, to the Secretary of the Corporation, not less than 20 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the seventh day following the day on which the notice of meeting was mailed to the stockholders. Each such written notice shall contain the following information:

      (a) The name and residence address of the stockholder making the nomination;

      (b) Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

      (c) The signed consent of each nominee to serve as a member of the Board of Directors if elected, and the signed agreement of each nominee that if elected he or she will be guided by the philosophy and concepts of human and industrial association of the Corporation as expressed in its Constitution in connection with the nominee's service as a member of the Board of Directors.

Unless otherwise determined by the Chairman of the Board of Directors or by a majority of the directors then in office, any nomination which is not made in accordance with the foregoing procedure shall be defective, and any votes which may be cast for the defective nominee shall be disregarded.


                         Exhibit B


Woodward Governor Company Executive Benefit Plan

Effective January 1, 2001

(Conformed to include the First, Second, and Third Amendments)

I.    PURPOSE AND EFFECTIVE DATE.

      1.1. PURPOSE. The Woodward Governor Company Executive Benefit Plan ("the Plan") has been established by Woodward Governor Company to attract and retain certain key members by:

              (a) providing a tax-deferred capital accumulation vehicle to supplement such members' individual retirement contributions, thereby encouraging savings for retirement, and

              (b) supplementing such members' retirement income, available under the Woodward Governor Company Retirement Income Plan (the "RIP") and the Woodward Governor Company Member Investment and Stock Ownership Plan (the "MISOP"), which is otherwise limited pursuant to the rules and regulations of the Internal Revenue Code of 1986, as amended.

      1.2. EFFECTIVE DATE. The Plan shall be effective January 1, 2001 and shall remain in effect until terminated in accordance with Article X.

      1.3. CONTINUATION AND COMBINATION OF TWO PRIOR PLANS. The Plan is intended to be:

              (a) an amendment, restatement and continuation of the Woodward Governor Company Amended and Restated Unfunded Deferred Compensation Plan No.1 (the "DC Plan No. 1"),

              (b) an amendment, restatement and continuation of the Woodward Governor Company Unfunded Deferred Compensation Plan No. 2 (the "DC Plan No. 2"), and

              (c) the merger and combination of the DC Plan No. 1 and the DC Plan No. 2 into this single plan for ease in the Company's administration.

II.   DEFINITIONS.

      When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

      2.1. "Account" means the recordkeeping account established for each Participant in the Plan for purposes of accounting for the amount of the Participant's:

              (a) Deferral Contribution Amounts deferred and credited in accordance with Article IV each year, if any,

              (b) Supplemental Benefit Amounts determined and credited in accordance with Article V each year, if any, and

              (c) account balance, if any, under the prior DC Plan No. 1 and/or prior DC Plan No. 2 on the day immediately preceding the effective date of this Plan, all adjusted periodically to reflect the hypothetical investment return on such amounts in accordance with Article VI.

      2.2. "Administrator" means the Compensation Committee or such other individual or committee appointed and delegated by the Board to administer the Plan in accordance with Article IX. To the extent so delegated, the term "Administrator" hereunder shall be deemed to refer to such individual or committee. The Compensation Committee shall take such actions it deems necessary or desirable to ensure that such individual or committee has sufficient and appropriate authority for carrying out the intent and purpose of the Plan.

      2.3.    "Affiliate" means:

              (a) any corporation, partnership, joint venture, trust, association or other business enterprise which is a member of the same controlled group of corporations, trades or businesses as the Company within the meaning of Code Section 414, and

              (b) any other entity that is designated as an Affiliate by the Board.

      2.4. "Base Salary" means a Participant's base salary in effect for a given year as reflected in the personnel records of the Company.

      2.5. "Beneficiary" means the person or entity designated by the Participant to receive the Participant's Plan benefits in the event of the Participant's death. If the Participant does not designate a Beneficiary, or if the Participant's designated Beneficiary predeceases the Participant, the Participant's estate shall be the Beneficiary under the Plan.

      2.6.    "Board" means the Board of Directors of the Company.

      2.7. "Bonus" means any incentive compensation awarded to a Participant for a given year under the Woodward Governor Company Annual Incentive Compensation Plan, the Woodward Governor Company Long-Term Incentive Compensation Plan, the Woodward Governor Company Retention Incentive Agreement for FST Executives, and/or any other bonus or incentive compensation plan designated by the Administrator from time to time for inclusion within this definition for deferral purposes.

      2.8.    "Change in Control" shall be deemed to have occurred if:

              (a) any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act) (excluding for this purpose the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred:

                    (i) as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; or

                    (ii) as a result of the acquisition directly from the Company of securities of the Company representing less than fifty percent (50%) of the voting power of the Company; or

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                    (iii) if the Board determines in good faith that a person
                          who has become the beneficial owner directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities; or

              (b) during any period of two (2) consecutive years (not including any period prior to the effective date (as set forth in Section 1.2 above) of the Plan), individuals who at the beginning of such two-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (a) above or subparagraph (c) below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote or at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board"); or

              (c) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

              (d)   consummation of:

                    (i) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets,

                    (ii) a plan of merger or consolidation of the Company with any other corporation, or

                    (iii) a similar transaction or series of transactions
                          involving the Company (any transaction described in subparagraphs (i) and (ii) or this paragraph (d) being referred to as a "Business Combination"), in each case unless after such a Business Combination:

                          (a) the shareholders of the Company immediately prior to the Business Combination continue to own, directly or indirectly, more than fifty-one percent (51%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership in the Company immediately prior to such Business Combination, and

                          (b) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

      2.9.    "Code" means the Internal Revenue Code of 1986, as amended.

      2.10. "Company" means Woodward Governor Company and any successor thereto.

      2.11. "Deferral Contribution Amounts" means the amounts of Base Salary and Bonus deferred by a Participant, if any, and credited to his or her Account in accordance with Article IV but such amounts specifically and expressly do not include any Prior Account Balance of such Participant.

      2.12. "Deferral Election" means the written election made by an Eligible Member to defer such Eligible Member's Base Salary and/or Bonus for any given year in accordance with Article IV.

      2.13. "Disability" means Disability as defined in the Woodward Governor Company Long-Term Disability Plan.

      2.14. "Distribution Election" means the written election made by a Participant regarding the form of payment distribution of his or her Account in accordance with Article VII.

      2.15. "Early Retirement Date" means the date on which any Plan Participant retires from active employment with the Company or any Affiliate on or after he has attained age 55 but before he has attained age 65.

      2.16. "Election Period" means the period specified by the Administrator during which a Deferral Election may be made with respect to a Participant's Base Salary and/or Bonus payable for a Plan Year.

      2.17. "Eligible Member" means a member of the Company or an Affiliate who has been selected by the Administrator to participate in the Plan in accordance with Article III.

      2.18.   "Exchange Act" means the Securities Exchange Act of 1934.

      2.19. "FICA" means the employment tax imposed on a member's income under the Federal Insurance Contributions Act (Chapter 21 of the Code) which is comprised of Old-Age, Survivors and Disability Insurance and Hospital Insurance

      2.20. "Investment Fund or Funds" means the investment funds designated by the Administrator as the basis for determining the hypothetical investment return to be credited in accordance with Article VI to Participants' Accounts. Initially, the Investment Funds shall mirror the available investment funds under the MISOP, as set forth on the attached Exhibit A. Thereafter, the Administrator may change the Investment Funds at such times as it deems appropriate.

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      2.21.   "Normal Retirement Date" means the date on which any Plan
              Participant retires from active employment with the Company or any Affiliate on or after he has attained age 65.

      2.22.   "Participant" means an Eligible Member who has:

              (a) been notified by the Administrator of his eligibility to participate in the Plan, and

              (b)   either:

                    (i) completed and submitted a Deferral Election in accordance with Section 4.2, or

                    (ii) had credited to his Account, by the Company, Supplemental Benefit Amounts in accordance with
                          Article V, or

                    (iii) had an account balance under the prior DC Plan No. 1 and/or the prior DC Plan No. 2 on the day immediately preceding the effective date of this Plan.

      2.23. "Plan" means the Woodward Governor Company Executive Benefits Plan, as amended from time to time.

      2.24. "Plan Year" means the 12 consecutive month period beginning each January 1.

      2.25. "Prior Account Balance" means an Eligible Member's account balance(s), if any, under the prior DC Plan No. 1 and/or prior DC Plan No. 2 which were transferred to this Plan by the Company and credited to his Account pursuant to Section 3.1(B)(3).

      2.26. "Retirement" means termination of employment by a Participant by reason of retiring from active employment with the Company or any Affiliate on his Early Retirement Date or Normal Retirement Date.

      2.27. "Supplemental Benefit Amounts" means the amounts computed on behalf of the Participant, if any, and credited to his or her Account in accordance with Article V which represents the sum of the Participant's Supplemental MISOP Amounts and Supplemental RIP Amounts.

      2.28. "Supplemental MISOP Amount" means that portion of the Supplemental Benefit Amounts computed under Section 5.1(b) of the Plan specifically pertaining to the MISOP and credited to the Participant's Account in accordance with Article V.

      2.29. "Supplemental RIP Amount" means that portion of the Supplemental Benefit Amounts computed under Section 5.1(a) of the Plan specifically pertaining to the RIP and credited to the Participant's Account in accordance with Article V.

      2.30. "Valuation Date" means a date on which the Investment Funds are valued and the Participant's Account is adjusted for any resulting gains or losses. The Administrator shall determine the Valuation Date and such date shall be at least once every calendar year.

III.  PARTICIPATION.

      3.1. PARTICIPATION. The Administrator shall select those members eligible to participate in the Plan. In selecting Eligible Members, the Administrator shall take into consideration such factors as it deems relevant in connection with accomplishing the purposes of the Plan. An Eligible Member shall become a Participant in the Plan when (A) he is notified in writing by the Administrator that he is eligible to participate in the Plan, and
              (B) he has either (1) completed and submitted a Deferral Election to the Administrator in accordance with Article IV, or (2) had credited to his Account, by the Company, Supplemental Benefit Amounts in accordance with Article V, or (3) had credited to his Account, by the Company, his account balance, if any, under the prior DC Plan No. 1 and/or the prior DC Plan No. 2 on the day immediately preceding the effective date of this Plan.

      3.2. ERISA EXEMPTION. It is the intent of the Company that the Plan be exempt from Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as an unfunded plan that is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management of highly compensated employees (the "ERISA Exemption"). Notwithstanding anything to the contrary in
              Section 3.1 or in any other provision of the Plan, the Administrator may in its sole discretion exclude any one or more members from eligibility to participate or from participation in the Plan, may exclude any Participant from continued participation in the Plan, and may take any further action (including the immediate payment of the Participant's entire interest under the Plan in a lump-sum) it considers necessary or appropriate if the Administrator reasonably determines in good faith that such exclusion or further action is necessary in order for the Plan to qualify for, or to continue to qualify for, the ERISA Exemption.

IV.   DEFERRAL CONTRIBUTION AMOUNTS.

      4.1. PERMISSIBLE DEFERRALS UNDER THE PLAN. An Eligible Member may elect to defer:

              (a) DEFERRAL OF BASE SALARY: up to 50% of his or her Base Salary for a Plan Year, in increments of 1%, provided, however, that any election to defer over 30% of Base Salary must be approved in advance by the Administrator, and

              (b) DEFERRAL OF BONUS: up to 100% of his or her Bonus for a Plan Year, in increments of 25%,

              by filing a Deferral Election in accordance with Section 4.2 below.

      4.2. DEFERRAL ELECTIONS. A Participant's Deferral Election shall be in writing, and shall be filed with the Administrator at such time and in such manner as the Administrator shall provide, subject to the following:

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              (a)   A Deferral Election pertaining to Base Salary and/or Bonus shall be made during the election period established by the Administrator which shall end no later than December 31 preceding the first day of the Plan Year in which such Base Salary and/or Bonus would otherwise be payable.

              (b) At the discretion of the Administrator, a Deferral Election may be made by

                    (i) newly-hired Eligible Members for the Plan Year in which they commence employment,

                    (ii) a member who becomes an Eligible Member after the beginning of a Plan Year for the Plan Year in which they become an Eligible Member.

                    Notwithstanding the preceding sentence, such Deferral Elections must be made within thirty (30) days of their date of hire or the date the member becomes an Eligible Member, whichever applies. However, such Deferral Elections shall be prospective and shall apply only to Base Salary and/or Bonus that would otherwise be paid to the Eligible Member after the Deferral Election is made.

              (c) Deferral Elections shall be expressed as a percentage of Base Salary or Bonus, within the limits provided under the Plan.

              Once made, a Deferral Election for:

                    (A) Base Salary shall remain in effect for all subsequent Plan Years unless changed or revoked by the Participant in accordance with rules established by the Administrator, and

                    (B) Bonus shall remain in effect only for the Plan Year for which such Bonus Deferral Election was made.

              Any such modification or revocation with respect to Base Salary shall be effective for the Plan Year following the Plan Year in which it is made. Notwithstanding anything to the contrary, any revocation for Base Salary and/or Bonus shall become effective as soon as practicable in the event it is made because of the Participant's Disability or if the Administrator, in its sole discretion, determines that the Participant has suffered a severe financial hardship or a bona fide administrative mistake was made. If a Deferral Election is revoked in accordance with any of the foregoing, the Participant may not make a new Deferral Election until the election period established by the Administrator for making deferrals for the next Plan Year.

      4.3. CREDITING OF DEFERRAL ELECTIONS. The amount of Base Salary and Bonus that a Participant elects to defer under the Plan shall be credited by the Company to the Participant's Account as Deferral Contribution Amounts as of the date such Base Salary or such Bonus would have been paid to the Participant absent the Deferral Election.

      4.4. VESTING. A Participant's Deferral Contribution Amounts for each Plan Year shall be fully vested at the time credited to such Participant's Account.

      4.5. DEFERRED CONTRIBUTION AMOUNTS SUBJECT TO FICA AT TIME OF DEFERRAL. A Participant's Deferred Contribution Amounts are subject to FICA at the time the amounts are contributed to the Plan for deferral. The gross amount of the Participant's Base Salary deferral and Bonus deferral will be contributed to the Participant's Account and the corresponding FICA tax due will be deducted from that portion of the Participant's Base Salary or Bonus not deferred, as the case may be. Notwithstanding the foregoing, if a Participant has elected to defer a percentage of his or her Bonus such that contribution of the gross amount of the Bonus deferred would leave insufficient funds to remit the applicable FICA tax to the government, then the applicable Bonus amount contributed to the Participant's Account shall be made net of the smallest amount of FICA tax needed to satisfy such liability which cannot be covered from the portion of Bonus not deferred.

V.    SUPPLEMENTAL BENEFIT AMOUNTS.

      5.1. COMPUTATION OF SUPPLEMENTAL BENEFIT AMOUNTS. An Eligible Member designated by the Administrator for participation under the Plan shall be entitled to a Supplemental Benefit Amount for each Plan Year that he is an Eligible Member which is equal to the sum of:

              (a) Supplemental Benefit Relating to the RIP: the excess, if any, of:

                    (i) the benefit the Participant otherwise would have been entitled to have credited to a separate account for his benefit under the RIP for a given year if such benefit was calculated without regard to the following:

                          (A)  Code Section 415,

                          (B)  Code Section 401(a)(17), and

                          (C) any Deferral Election made by the Participant for such given year under Article IV of this Plan, over

                    (ii) the accrued benefit which the Participant is entitled to have credited to a separate account for his benefit for such given year under the RIP, plus

              (b) Supplemental Benefit Relating to the MISOP: the excess, if any, of:

                    (i) the benefit the Participant otherwise would have been entitled to have credited to a separate account for his benefit under the MISOP for a given year if such benefit was calculated without regard to the following:

                          (A)  Code Section 415,

                          (B)  Code Section 401(a)(17),

                          (C)  Code Section 401(k)(3),

                          (D)  Code Section 401(m)(2), and

                          (E)  Code Section 402(g), over

                    (ii) the actual benefit which the Participant is entitled to have credited to a separate account for his benefit for such given year under the MISOP.

      5.2. VESTING. A Participant's Supplemental Benefit Amounts calculated by the Company for each Plan Year shall be fully vested at the time credited to such Participant's Account.

      5.3. CREDITING OF SUPPLEMENTAL BENEFIT AMOUNTS. The Supplemental Benefit Amounts computed in Section 5.1 above for each Plan Year shall be credited by the Company to the Participant's Account as soon as reasonably practicable.

VI.   ACCOUNTS AND INVESTMENTS.

      6.1. VALUATION OF ACCOUNTS. The Administrator shall establish an Account for each Participant who:

              (a) has filed a Deferral Election to defer Base Salary and/or Bonus, or

              (b)   has been credited with a Supplemental Benefit Amount, or

              (c) has a Prior Account Balance on the effective date of this Plan.

              Such Account shall be credited with a Participant's Deferral Contribution Amounts and Supplemental Benefit Amounts as set forth in Sections 4.3 and 5.3, respectively, and with the Participant's Prior Account Balance, if any. As of each Valuation Date, the Participant's Account shall be adjusted upward or downward to reflect:

              (i) the investment return to be credited as of such Valuation Date pursuant to Section 6.3 below,

              (ii) the amount of distributions, if any, to be debited as of that Valuation Date under Article VII, and

              (iii) the amount of forfeitures, if any, to be debited under
                    Section 7.4(a).

      6.2. HYPOTHETICAL INVESTMENT FUNDS. Each Participant generally may direct the manner in which his or her Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, shall be deemed invested in and among the Investment Funds; provided, however, that each investment election made by a Participant shall, notwithstanding anything to the contrary in the Plan, be strictly subject to the consent of the Administrator which, in its sole discretion, may elect to honor the Participant's request or have the Account deemed invested in another manner. Such deemed investment election shall be made in accordance with such procedures as the Administrator shall establish and any such election shall be made in whole percentages. The investment authority shall remain at all times with the Administrator. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his or her Account and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media.

      6.3. CREDITING OF INVESTMENT RETURN. Each Participant's Account shall be credited on each Valuation Date with his or her allocable share of investment gains or losses of each Investment Fund in which his or her Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, are hypothetically invested. The Administrator shall adopt a protocol for allocating the deemed investment gains and losses similar to that used in the MISOP. Notwithstanding anything to the contrary, if a Participant elects to invest in the hypothetical Investment Fund for Woodward Governor Company Common Stock, such Participant's Account shall also be credited with any deemed dividends paid during the period beginning with the immediately preceding Valuation Date and ending with the current Valuation Date.

      6.4. CHANGING INVESTMENT FUND OPTIONS. Subject to any exceptions set forth on Exhibit A, a Participant may, on a daily basis, make a new election with respect to the hypothetical Investments Funds in which his or her Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, shall be deemed invested in the future. Any such election shall be made in the form specified by the Administrator.

      6.5. INVESTMENT ALTERNATIVES AFTER DEATH. For periods after the Valuation Date coincident with or following a Participant's death and pursuant to procedures established by the Administrator, the Participant's Account balance pertaining to Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, shall be reallocated and reinvested among the Investment Funds in accordance with the Beneficiary's hypothetical investment direction.

VII.  PAYMENT OF BENEFITS.

      7.1. DISTRIBUTION AT SPECIFIC FUTURE DATE. At the time an Eligible Member is notified by the Administrator of his or her eligibility to participate in the Plan, the Eligible Member may elect one or more future Valuation Dates as of which all or a portion of his or her Deferral Contribution Amounts and earnings thereon shall be determined for payment. Any distribution as of a specific future date made to an Eligible Member pursuant to his election shall be paid in a single lump-sum payment. Any such future date shall be a Valuation Date in a specific future year which is at least five Plan Years after the Plan Year for which the initial Deferral Contribution Amounts were credited to such Participant's Account; provided, however, that only one distribution per Plan Year may be elected under this Section 7.1; provided, further that, if the Participant elects a distribution at one or more specific future dates and has a termination of employment prior to any such date, distribution shall commence pursuant to Sections 7.2, 7.3, 8.1 or 8.2, as applicable. A distribution election under this Section 7.1 may be revoked or extended to a Valuation Date in a future Plan Year by filing a one-time revocation or extension election with the Administrator at least 12 months prior to the first day of the Plan Year in which such distribution was scheduled to take place. Notwithstanding the foregoing, any amounts distributable under this Section 7.1 shall be paid as soon as practicable following such relevant Valuation Date.

      7.2. DISTRIBUTION UPON RETIREMENT OR DISABILITY. If a Participant terminates employment with the Company and/or Affiliates by reason of Retirement or Disability, distribution of the Participant's Account shall be made by or commence on the Valuation Date coincident with or next following such Participant's termination of employment. Distribution under this Section 7.2 shall be made:

              (a)   in a lump sum, or

              (b) in substantially equal annual, quarterly or monthly installments for a period up to but not exceeding 10 years as elected by the Participant on his or her Distribution Election. A Participant may revoke or change his or her Distribution Election under this Section 7.2 by filing a new Distribution Election with the Administrator; provided, however, that any Distribution Election that has not been on file with the Administrator at least 12 months prior to the first day of the Plan Year in which the Participant's termination of employment occurs shall be void and disregarded. A Participant cannot alter or change his Distribution Election once he has begun to receive payments under the Plan. Notwithstanding the foregoing, a Participant (or his legal representative) whose termination of employment occurs by reason of Disability may request that the Administrator distribute the Participant's Account in another payment form following such termination of employment for Disability or defer distribution of the Participant's Account until such Participant is no longer eligible for coverage under the Woodward Governor Company Long-Term Disability Plan, in which case the Administrator, in its sole discretion, shall determine whether to make payment in another form or defer such distributions after taking into consideration all factors which it deems relevant. If the Participant does not have a valid Distribution Election on file with the Administrator at the time of Retirement or Disability, the Participant's Account shall be paid in a single sum under paragraph (a) above.

      7.3. DISTRIBUTION ON OTHER TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company or Affiliates terminates for any reason other than Retirement, Disability or death, the Participant's Account shall be paid in a lump sum payment as of the Valuation Date coincident with or next following such termination of employment.

      7.4. UNSCHEDULED WITHDRAWAL. A Participant may request a withdrawal of all or a portion of his or her Deferral Contribution Amounts and earnings thereon by filing a Distribution Election with the Administrator specifying the amount of the Deferral Contribution Amounts to be withdrawn. Payment of such amount, adjusted by the amount forfeited as set forth in Subsection (a) below, shall be made as of the first Valuation Date administratively practicable after such request is received, and shall be subject to the following:

              (a) An amount equal to 10% of the withdrawal requested shall be debited to the Participant's Account and permanently forfeited.

              (b) Any Deferral Election in effect at the time of such withdrawal shall be void for periods after such withdrawal.

              (c) The Participant shall not be eligible to file a new Deferral Election until the election period for the Plan Year commencing at least 12 months after such withdrawal.

      7.5. UNFORESEEABLE EMERGENCY. Prior to the date otherwise scheduled for payment under the Plan, upon showing an unforeseeable emergency, a Participant may request that the Administrator accelerate payment of all or a portion of his or her Deferral Contribution Amounts and earnings thereon in an amount not exceeding the amount necessary to meet the unforeseeable emergency. For purposes of the Plan, an unforeseeable emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial or medical hardship to the Participant if early withdrawal were not permitted. Severe financial or medical hardship shall be deemed to exist in the event of the Participant's long and serious illness, impending bankruptcy or other similar extraordinary circumstances. The determination of an unforeseeable emergency shall be made by the Administrator in its sole discretion, based on such information as the Administrator shall deem to be necessary and relevant and such decision shall be final and binding on all parties.

      7.6.    TIME AND FORM OF ELECTIONS. All Distribution Elections under this
              Article VII shall be made at the time and in the form established by the Administrator and shall be subject to such other rules and limitations that the Administrator, in its sole discretion, may establish.

      7.7. FORM OF PAYMENT AND WITHHOLDING. All payments under the Plan shall be made in cash and are subject to the withholding of all applicable federal, state and local and foreign governmental taxes; provided, however, any payment under the Plan that is attributable to the portion of a Participant's Account deemed invested in Company common stock shall be made in whole shares of Company common stock, with fractional shares paid in cash.

VIII. DEATH BENEFITS.

      8.1. DEATH PRIOR TO COMMENCEMENT OF BENEFITS. If a Participant dies prior to commencement of payment of his or her Account, the Participant's Beneficiary shall receive a survivor benefit in an amount equal to the Participant's Account balance to be paid in a single lump sum as soon as practicable following the Participant's death.

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      8.2.    DEATH AFTER COMMENCEMENT OF BENEFITS. If a Participant terminates employment due to Retirement or Disability, and dies prior to the time his or her Account balance has been fully distributed, the Participant's Beneficiary shall receive the remaining portion of the Participant's Account at the regularly-scheduled date of payment for any remaining installment payments of the Participant's Account.

      8.3. ADMINISTRATOR DISCRETION REGARDING FORM. Notwithstanding the foregoing provisions of this Article VIII, a Beneficiary may request that the Administrator approve an alternate form of payment of survivor benefits under this Article VIII which request may be granted in the sole discretion of the Administrator.

IX.   ADMINISTRATION.

      9.1. AUTHORITY OF ADMINISTRATOR. The Administrator shall have full power and authority to carry out the terms of the Plan. The Administrator may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the Plan. The Administrator's interpretation, construction and administration of the Plan, including any adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes. Neither the Company, including its officers, members or directors, nor the Administrator or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

      9.2. PARTICIPANT'S DUTY TO FURNISH INFORMATION. Each Participant shall furnish to the Administrator such information as it may from time to time request for the purpose of the proper administration of this Plan.

      9.3. INTERESTED MEMBER OF ADMINISTRATOR. If a member of the Administrator is also a Participant in the Plan, he or she may not decide or determine any matter or question concerning his or her benefits unless such decision or determination could be made by him or her under the Plan if he or she were not a member of the Administrator.

      9.4. INDEMNIFICATION. No person (including any present or former member of the Administrator, and any present or former officer or member of the Company or any Affiliate) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan. Each present or former officer or member of the Company or any Affiliate to whom the Administrator has delegated any portion of its responsibilities under the Plan and each present or former member of the Administrator shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any an all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan, including all expenses reasonably incurred in their defense if the Company fails to provide such defense. No member of the Administrator shall be liable for any act or omission of any other member of the Administrator, nor for any act or omission upon his own part, excepting his own willful misconduct or gross neglect.

      9.5. CLAIMS PROCEDURE. If a Participant or Beneficiary ("Claimant") is denied all or a portion of an expected benefit under this Plan for any reason, he or she may file a claim with the Administrator. The Administrator shall notify the Claimant within 90 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrator prior to the end of the 90-day period stating that special circumstances require an extension (of up to 90 additional days) of the time for decision. The notice of the decision shall be in writing, sent by mail to Claimant's last known address, and if a denial of the claim, shall contain the following information: (a) the specific reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based; and (c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure. A Claimant is entitled to request a review of any denial of his or her claim by the Board. The request for review must be submitted within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board shall render a review decision in writing within 60 days after receipt of a request for a review, provided that, in special circumstances the Board may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the Board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.

X.    AMENDMENT AND TERMINATION.

      The Board may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall have a material adverse effect on any Participant's rights under the Plan accrued as of the date of such amendment or termination without such Participant's written consent. Upon termination of the Plan, the Board may cause a lump-sum payment of all benefits for all Participants at substantially the same time.

XI.   MISCELLANEOUS.

      11.1. NO IMPLIED RIGHTS RIGHTS ON TERMINATION OF SERVICE. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person, individually or as a member of a group, any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board or the Administrator in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan.

      11.2. NO EMPLOYMENT RIGHTS. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company or any Affiliate to continue the services of any Participant, or obligate any Participant to continue in the service of the Company or Affiliates, or as a limitation of the right of the Company or Affiliates to discharge any of their members, with or without cause.

      11.3.   NATURE OF THE PLAN.

              (a) UNFUNDED PLAN. Nothing herein contained shall require or be deemed to require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments made hereunder. Benefits hereunder shall be paid from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Company and its Affiliates. The obligations of the Company hereunder shall be an unfunded and unsecured promise to pay money in the future. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company's general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets).

              (b) EXCEPTION FOR CHANGE IN CONTROL. Notwithstanding the provisions of paragraph (a) of this Section 11.3, the Company shall create a rabbi trust to hold funds to be used in payment of the obligations of the Company under the Plan, which trust shall not be funded except as provided in the following sentence. In the event of a Change in Control (or prior thereto in the sole discretion of the Company), the Company shall fund such trust in an amount equal to not less than the total value of the Participants' Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control, provided that any funds contained therein shall remain subject to the claims of the Company's general creditors. In addition, upon a Change in Control, the trust by its terms shall become irrevocable.

      11.4. NONTRANSFERABILITY. Prior to payment thereof, no benefit under the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind, except pursuant to a domestic relations order awarding benefits to an "alternate payee" (within the meaning of Code Section 414(p)(8)) that the Administrator determines satisfies the criteria set forth in paragraphs (1), (2) and (3) of Code Section 414(p) (a "DRO"). Notwithstanding any provision of the Plan to the contrary, the Plan benefits awarded to an alternate payee under a DRO shall be paid in a single lump sum to the alternate payee on the Valuation Date as soon as administratively practicable following the date the Administrator determines the order is a DRO, and such amounts, as adjusted for earnings, gains and losses, will be deducted from the Participant's Account as of such Valuation Date.

      11.5. SUCCESSORS AND ASSIGNS. The rights, privileges, benefits and obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

      11.6. PAYMENT WITH RESPECT TO INCAPACITATED PERSONS. Any amounts payable hereunder to any person who is a minor or under a legal disability, as determined under applicable state law, or who is unable to manage properly his or her financial affairs may be paid
              (a) to the legal representative of such person, (b) to anyone acting as the person's agent under a durable power of attorney,
              (c) to an adult relative or friend of the person or (d) to anyone with whom the person is residing. Any payment of a benefit made in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the Plan. The Administrator's reliance on the written power of attorney or other instrument of agency governing a relationship between the person entitled to benefit the person to whom the Administrator directs payment of the benefit shall be fully protected at least to the same extent as though the Administrator had dealt directly with the person entitled to the benefit as a fully competent person. In the absence of actual knowledge to the contrary, the Administrator may assume that the instrument of agency was validly executed, that the person was competent at the time of execution and that at the time of reliance, the agency had not been terminated or amended.

      11.7. ARBITRATION. Any controversy or claim arising out of or relating to this Plan, or breach hereof, shall be settled by arbitration in the City of Chicago in accordance with the laws of the State of Illinois with an arbitrator appointed by the Company. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of an arbitrator. The arbitrator's determination shall be final and binding upon all parties and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      11.8. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

      11.9. HEADINGS. The headings of the various Articles and Sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a Section shall refer to a Section of the Plan unless specified otherwise.

      11.10. SEVERABILITY. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but it any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Company under the Plan.

      11.11. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. Any benefit paid or payable under this Plan shall not be included in a Participant's compensation for purposes of computing benefits under any employee benefit plan maintained or contributed by the Company or any Affiliate except as may otherwise be required under the specific terms of such employee benefit plan.

      11.12. NON-U.S. PARTICIPANTS. With respect to any Affiliate which employs Participants who reside outside the United States, and notwithstanding anything herein to the contrary, the Administrator may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

      11.13. APPLICABLE LAW. This Plan is established under and will be construed according to the laws of the State of Illinois, to the extent not preempted by the laws of the United States.

      11.14.  CHANGES IN LAW AFFECTING TAXABILITY.

              (a) OPERATION. This Section 11.14 shall become operative upon the enactment of any change in applicable statutory law or the promulgation by the Internal Revenue Service of a final regulation or other pronouncement having the force of law, which statutory law, as changed, or final regulation or pronouncement, as promulgated, would cause any Participant to include in his or her federal gross income amounts accrued by the Participant under the Plan on a date (an "Early Taxation Event") prior to the date on which such amounts are made available to him or her hereunder.

              (b) AFFECTED RIGHT OR FEATURE NULLIFIED. Notwithstanding any other provision of the Plan to the contrary, but subject to subsection (c), below, as of an Early Taxation Event, the feature or features of this Plan that would cause the Early Taxation Event shall be null and void, to the extent, and only to the extent, required to prevent the Participant from being required to include in his or her federal gross income amounts accrued by the Participant under the Plan prior to the date on which such amounts are made available to him or her hereunder. If only a portion of a Participant's Account is impacted by the change in the law, then only such portion shall be subject to this Section, with the remainder of the Account not so affected being subject to such rights and features as if the law were not changed. If the law only impacts Participants who have a certain status with respect to the Company, then only such Participants shall be subject to this Section 11.14.

              (c) TAX DISTRIBUTION. If an Early Taxation Event is earlier than the date on which the statute, regulation or pronouncement giving rise to the Early Taxation Event is enacted or promulgated, as applicable (i.e., if the change in the law is retroactive), there shall be distributed to each Participant, as soon as practicable following such date of enactment or promulgation, the amounts that became taxable on the Early Taxation Event."

Exhibit A--Investment Funds Under the Woodward Governor Company Executive Benefit Plan

The Investment Funds designated by the Administrator, in its sole discretion and from time to time, as the basis for determining the hypothetical investment return to be credited to Participants' Accounts in accordance with Article VI of the Woodward Governor Company Executive Benefit Plan (the "Plan"), if applicable, are currently as follows:

1.    Vanguard Treasury Money Market Fund,

2.    Vanguard Short-Term Corporate Fund,

3.    Vanguard Total Bond Market Index Fund,

4.    Vanguard Wellington Fund,

5.    Vanguard 500 Index Fund,

6.    Vanguard Windsor II Fund,

7.    Vanguard U.S. Growth Fund,

8.    Vanguard International Growth Fund,

9.    Vanguard Explorer Fund, and

10. Woodward Governor Company Common Stock, but only if the Participant's investment election for this Investment Fund is approved in advance for such Participant by the Board of Directors of Woodward Governor Company (the "Board"). Notwithstanding any provision of the Plan or this Exhibit A to the contrary, if a Participant is granted permission to elect this Investment Fund, such Participant may only revoke such Investment Fund election with the prior approval of the Board. Any such revocation shall only be effective with respect to future deferrals and credits. Any portion of the Participant's Account deemed invested in the Company's Common Stock shall continue to be deemed to be invested in Common Stock and may not be transferred to any other hypothetical Investment Fund. The applicable value of the common stock as of any Valuation Date shall be equal to the closing price of such common stock on NASDAQ quoted by the Wall Street Journal for the applicable Valuation Date. The Participant's Account shall also be credited with deemed dividends, if any, on such common stock.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            WOODWARD GOVERNOR COMPANY

                                January 22, 2003


                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call 1-888-266-6788 toll-free and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at www.proxyvoting.com/wgov and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS ______________________

Please Detach and Mail in the Envelope Provided

-------------------------------------------------------------------------------

_X_ PLEASE MARK VOTES
   AS IN THIS EXAMPLE


1.  ELECTION OF DIRECTORS __ For   __ Withhold   __ For all Except

             J. Grant Beadle                         Paul Donovan
             Lawrence E. Gloyd                       J. Peter Jeffrey

INSTRUCTIONS:       To withhold authority to vote for any individual nominee,
                    mark the "For All Except" box and strike a line through the nominee's name in the list provided above. Your shares will be voted for the remaining nominees.

2.  APPROVAL OF THE WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN

    ___ For     ___ Against     ___ Abstain

3.      SHAREHOLDER PROPOSAL

    ___ For     ___ Against     ___ Abstain

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
   SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


A majority of said attorneys or proxies who are present at the meeting shall have, and may exercise, all of the powers of all said attorneys or proxies hereunder.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature__________________   Signature if held jointly ______________ Dated

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY                                                                     PROXY


                            WOODWARD GOVERNOR COMPANY

         Proxy for Annual Meeting of the Shareholders - January 22, 2003
                       Solicited by the Board of Directors

The undersigned hereby appoints J. Grant Beadle, John A. Halbrook and Michael T. Yonker, as the undersigned's proxy, with full power of substitution, to represent and to vote, as designated on the reverse side, all the undersigned's common stock in the Woodward Governor Company at the Annual Meeting of Shareholders to be held on Wednesday, January 22, 2003, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES ON ALL MATTERS. THE BOARD FAVORS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS; "FOR" APPROVAL OF THE WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN; AND "AGAINST" THE SHAREHOLDER PROPOSAL.